Vocus Enters Chinese Market with Acquisition of Chinese PR Software Company BDL Media

Acquisition Marks the Entry of Vocus into One of the World’s Largest Economies and Fastest Growing
PR Markets

(LANHAM, MD) April 20, 2010 – Vocus, Inc. (NASDAQ:VOCS), a leading provider of on-demand software for public relations, today announced that it has acquired privately-held BDL Media Ltd., a provider of on-demand public relations software and services in China.

BDL Media was founded in 2004 and has quickly become a well respected brand in the Chinese Public Relations landscape. Today BDL Media has over 100 customers representing Chinese companies of all sizes and industries. The company provides public relations software and services including media relations, news monitoring and news distribution. Through its key services ChinaNewswire.com and Xinwengao.com, the company is quickly becoming one of the largest online news release services in China, and via MyRSS.cn, the company is rapidly building one of the most useful Chinese-language digital news monitoring services.

“China is one of the largest and fastest growing economies in the world with a rapidly emerging PR industry that is estimated to be over $1 billion and growing in excess of 30% annually,” said Vocus chairman and CEO Rick Rudman. “This acquisition provides a launching pad for Vocus to introduce our full suite of products into this large, growing and untapped market.”

BDL Media’s customers in China will continue to have access to many of their existing products and services and continue to work with the same dedicated BDL Media employees. In the near future, Vocus is planning to introduce to introduce its full suite of products to BDL Media customers, including one of the world’s largest media databases, online news and social media monitoring and analysis, and news distribution.

“The combination of BDL Media’s local market expertise and Vocus’ products and global resources are the perfect platform to create a market leader in China,” says BDL Media President Paul Doyle. “We’re excited to join the Vocus team and introduce the world’s best on-demand PR software to this rapidly growing market.”

BDL Media operations and staff will remain based in Beijing, Shanghai, and Shenzhen.

Conference Call Information
Vocus will discuss the BDL Media acquisition today, Tuesday, April 20, 2010 on our previously scheduled Q1 2010 earnings call which begins at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until May 4, 2010 at 11:59 p.m. ET and can be accessed by dialing (888) 203-1112 or (719) 457-0820 and entering conference number 4673967.

About Vocus, Inc.

Vocus, Inc. (NASDAQ: VOCS) is a leading provider of on-demand software for public relations management. Our web-based software suite helps organizations of all sizes to fundamentally change the way they communicate with both the media and the public, optimizing their public relations and increasing their ability to measure its impact. Our on-demand software addresses the critical functions of public relations including media relations, news distribution and news monitoring. We deliver our solutions over the Internet using a secure, scalable application and system architecture, which allows our customers to eliminate expensive up-front hardware and software costs and to quickly deploy and adopt our on-demand software.  Vocus is used by more than 4,400 organizations worldwide and is available in seven languages.  Vocus is based in Lanham, MD with offices in North America, Europe and Asia.  For more information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions.  This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance.  Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, the possibility that we will not achieve GAAP profitability, interruptions or delays in our service or our Web hosting, our new business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.